UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013 (May 23, 2013)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

(713) 651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”) increased by one the number of Class II directors of the Board, the terms of which end at the 2014 Annual Meeting of Stockholders of the Company, and elected Mark H. Rosenberg, a principal of MHR Fund Management LLC (“MHR”) to fill the resulting vacancy as of the same date. Investment funds managed by MHR constitute the Company’s largest shareholder. Mr. Rosenberg’s election was subject to his execution and delivery of a resignation letter at the time of election that would be triggered if MHR’s beneficial ownership of the Company’s common stock decreases below 5% of the Company’s issued and outstanding shares during Mr. Rosenberg’s term, which resignation would become effective upon the Board’s acceptance thereof. There are no transactions in which Mr. Rosenberg has an interest requiring disclosure by the Company under Item 404(a) of Regulation S-K. As of the date of this report, the Board has not appointed Mr. Rosenberg to any committee of the Board.

In connection with and effective upon his election to the Board, Mr. Rosenberg was issued shares of the Company’s common stock, par value $0.10 per share, pursuant to the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan (the “Plan”), having a Fair Market Value of $175,000 (as such term is defined in the Plan).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on May 23, 2013 (the “Annual Meeting”). At the Annual Meeting, holders of 140,707,483 shares of the Company’s common stock were present in person or by proxy, constituting 92.37% of the outstanding shares of common stock as of the record date for the Annual Meeting. The matters voted upon at the Annual Meeting are described below.

Election of four Class I Directors

The stockholders elected the following four Class I directors to serve for a three year term, expiring in 2016, with the following votes:

	Votes cast in favor:	Votes cast against:	Votes abstaining:	Broker non- votes:
Lynn R. Coleman	122,692,567	844,449	145,192	17,025,275
Kevin P. Collins	121,838,173	1,699,043	144,992	17,025,275
W. Phillip Marcum	120,608,483	2,929,233	144,492	17,025,275
William F. Owens	122,764,924	771,786	145,498	17,025,275

Three Class II directors, William D. Fertig, Robert K. Reeves, and J. Robinson West, continued in office with terms expiring in 2014. Mark H. Rosenberg, elected to the Board on May 23, 2013, is also a Class II director with his term expiring in 2014. Three Class III directors, Richard J. Alario, Ralph S. Michael, III and Arlene M. Yocum also continued in office with terms expiring in 2015.

Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year with the following votes:

Ratification of Independent Registered Public Accounting Firm:
Votes cast in favor	140,397,349
Votes cast against	169,057
Votes abstaining	141,077
Broker non-votes	0

Advisory Vote on Compensation of Named Executive Officers

On an advisory basis, the compensation of the Company’s named executive officers was approved with the following votes:

Votes cast in favor	Votes cast against	Votes abstaining	Broker non-votes
121,123,321	2,221,397	337,490	17,025,275

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 24, 2013	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary